Exhibit 23.2

                              J L Stephan Co, P.C.

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Enercorp, Inc.
West Bloomfield, Michigan

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, of our report dated
September 14, 1999, relating to the consolidated financial statements of Enercorp, Inc. appearing in Enercorp's Annual Report on Form 10-K for its fiscal year ended June 30, 1999 and to the reference to our Firm under the heading "Experts" in the Prospectus.



J L Stephan Co, P.C.



Traverse City, Michigan
October 18, 1999





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